SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        January 12, 2000
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

     Unocal Corporation will receive $50 million from Tosco Corporation following resolution of issues concerning contingency payments related to gasoline margins in Unocal's former West Coast refining and marketing system that was sold to Tosco in 1997. This amount will be recorded to earnings in the fourth quarter of 1999.

     The 1997 sale agreement included provisions for certain payments by Tosco to Unocal should retail gasoline margins change subsequent to the sale.

     The settlement does not include potential payments with respect to the difference between California reformulated gasoline and conventional gasoline, which expire in 2003. The maximum potential payment under the remainder of the agreement has been reduced to $100 million.

     The $50 million will be paid in two installments. Twenty five million was received in late December 1999 and the balance is to be paid in January 2000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  January 13, 2000                        By:  /s/ JOE D. CECIL
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                                                Joe D. Cecil
                                                Vice President and Comptroller
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